Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-181182) of TravelCenters of America LLC,

•	Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan,

•	Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan,

•	Registration Statement (Form S-8 No. 333-176161) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan,

•	Registration Statement (Form S-3 No. 333-206711) and related Prospectus of TravelCenters of America LLC, and

•	Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America LLC 2016 Equity Compensation Plan
of our reports dated February 28, 2018, relating to the consolidated financial statements of TravelCenters of America LLC and the effectiveness of internal control over financial reporting of TravelCenters of America LLC, appearing in this Annual Report on Form 10-K of TravelCenters of America LLC for the year ended December 31, 2017.

/s/ RSM US LLP

Cleveland, Ohio
February 28, 2018